UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2015, Rush Enterprises, Inc. (“Rush”) and certain of its subsidiaries (Rush and such subsidiaries collectively, the “Company”) entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) with the Lenders signatory thereto, GE Capital Commercial Inc., as Administrative Agent and Collateral Agent (the “Agent”).

Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make up to $850 million of revolving credit loans to finance the Company’s purchase of new and used vehicle inventory for sale by the Company and to finance the Company’s working capital needs. The revolving credit loans consist of: (i) $640 million of Revolving A Loans; (ii) $100 million of Revolving B Loans; provided that Revolving B Loans cannot be made unless there is no more availability for Revolving A Loans; and (iii) $110 million of Revolving C Loans; provided that Revolving C Loans cannot be made unless there is no more availability for Revolving A Loans or Revolving B Loans. Loans to purchase used inventory are limited to $150 million. Each request by the Company for a borrowing must be approved by the Agent in its sole discretion. The Company is obligated to use the proceeds from the sale of inventory to repay any loan made by the Lenders to finance such inventory; provided, however, that if the Company sells vehicles and finances the purchase of such inventory by its customer, the Company may, with the consent of the Agent, delay payment of the loan associated with such inventory until the earliest of: (i) demand for payment by the Agent; (ii) receipt of payment from the customer; (iii) the date payment is due from the customer; or (iv) 60 days after the vehicle was sold (which 60 day period may be extended with the consent of Lenders holding 75% in interest of the commitments); provided that the aggregate amount of outstanding loans on which payment has been delayed cannot exceed $60 million (which amount can be increased with the consent of Lenders holding 75% in interest of the commitments).

In addition, with respect to each new vehicle inventory loan that remains outstanding more than 12 months, the Company must repay: (i) 10% of the original amount of the loan on the first anniversary of the loan; (ii) 5% of the original amount of the loan on each of the 18th and 24th month anniversary of the loan; and (iii) 5% of the original amount of the loan each month after the two year anniversary of the loan. With respect to each used vehicle inventory loan that remains outstanding more than 12 months, the Company must repay: (i) 10% of the original amount of the loan on each of the 12th, 15th and 18th month anniversary of the loan; and (ii) 5% of the original amount of the loan each month after the 18th month anniversary of the loan.

The Company may voluntarily prepay: (i) inventory loans at any time, provided that: (A) partial prepayments cannot exceed the aggregate of the inventory loans made by Lenders that are also funding working capital loans; (B) no Revolving A Loans may be prepaid in whole or in part if any Revolving B Loans or Revolving C Loans made by Lenders that are also funding working capital loans are outstanding; and (C) no Revolving B Loans may be prepaid in whole or in part if any Revolving C Loans made by Lenders that are also funding working capital loans are outstanding; and (ii) working capital loans at any time.

Borrowings under the Credit Agreement bear interest per annum, payable monthly, at the three month LIBOR rate, determined on the last day of the prior month, plus 2.03%. In addition, the Company must pay to the working capital lenders a monthly working capital fee equal to 0.35% per annum multiplied by the amount of voluntary prepayments of new and used inventory loans. The Credit Agreement provides for a delinquency charge on late payments of 1.5% per month or, at the option of the Agent, 5% of the past due amount.

We have granted the Agent, for the benefit of the Lenders, a security interest in all of our present and future new and used vehicle inventory, together with all attachments, accessories, exchanges, and additions to (including replacement parts installed in or repairs to) any such inventory, and all chattel paper, documents, certificates of title, certificates of origin, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect thereto, and all cash and non-cash proceeds of any of the foregoing, in order to secure our obligations under the Credit Agreement.

The Credit Agreement expires July 11, 2016, although the Agent has the right to terminate the Credit Agreement at any time upon 120 days written notice. We may terminate the Credit Agreement at any time, although if we do so we must pay the Lenders a prepayment processing fee of $300,000, subject to specified limited exceptions.

The Credit Agreement requires us to meet the following financial covenants as of the last day of each quarter:

●	the ratio of our consolidated total liabilities to our total net worth, each as defined in the Credit Agreement, cannot exceed 3.50:1.

●	the ratio of our consolidated adjusted EBITDAR to our consolidated fixed charges, each as defined in the Credit Agreement, for the four quarter period then ending cannot be less than 1.20:1.

●

our consolidated tangible net worth, as defined in the Credit Agreement, cannot be less than (i) $225 million on or prior to December 31, 2011 and (ii) thereafter the sum of (a) the minimum consolidated tangible net worth for the prior quarter plus (b) 50% of the Company’s net income for the quarter being measured (or $0 if the Company has a net loss for such quarter).

●

our consolidated net worth, as defined in the Credit Agreement, cannot be less than (i) $375 million on or prior to September 30, 2010 and (ii) thereafter the sum of (a) the minimum consolidated net worth for the prior quarter plus (b) 50% of the Company’s net income for the quarter being measured (or $0 if the Company has a net loss for such quarter).

If an event of default exists under the Credit Agreement, the Lenders will be able to terminate the Credit Agreement and accelerate the maturity of all outstanding loans, as well as exercise other rights and remedies. Each of the following is an event of default under the Credit Agreement:

●	failure to pay any principal, interest, fees, expenses or other amounts when due;

●	failure of any representation or warranty to be materially correct;

●	any breach of financial covenants or negative covenants or failure to deliver financial statements;

●	failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;

●	default under other indebtedness in excess of $10.0 million;

●	bankruptcy or insolvency events;

●	judgments against us in excess of certain allowances;

●	any loan document or lien securing our obligations under the Credit Agreement ceases to be effective;

●

we obtain inventory financing (other than (i) for construction equipment and (ii) financing of inventory manufactured by Ford Motor Company obtained by us from Ford Motor Credit Company LLC or its affiliates) from another financing source;

●	any collateral having a value in excess of 1% of the collateral granted to the Agent is attached;

●	a material adverse effect, as defined in the Credit Agreement, occurs;

●

any person in control of the Company is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used any inventory in connection with the commission of any crime (other than a misdemeanor moving violation); or

●	a change of control, which includes the following events:

(i)

the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934), other than Permitted Investors (as defined below), of Rush stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Rush stock;

(ii)	a majority of the seats on Rush’s board of directors are occupied by persons who were not directors on September 15, 2015 and were neither (i) nominated by Rush’s board of directors nor (ii) appointed by directors so nominated; or

(iii)	Rush ceases, directly or indirectly, to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding voting stock and stock equivalents of each subsidiary that is a borrower under the Credit Agreement.

“Permitted Investors” means W. Marvin Rush, W.M. “Rusty” Rush, Robin Rush, Barbara Rush, David C. Orf, James Thor, Martin A. Naegelin, Scott Anderson, Derrek Weaver, Steven Keller, Corey Lowe and Rich Ryan and any other person whose stock is controlled by any one or more of the foregoing.

Rush has guaranteed the borrowers’ obligations under the Credit Agreement pursuant to a Guaranty Agreement, dated as of December 31, 2010, in favor of the Agent (the “Guaranty Agreement”).

The Credit Agreement amends and restates the Company’s $600 million credit agreement, dated as of January 31, 2012, as amended, with Agent and certain of the Lenders.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, and (ii) the Guaranty Agreement, which is incorporated herein by reference to Exhibit 10.2 of Rush’s Current Report on Form 8-K (File No. 000-20797) filed January 6, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Credit Agreement is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.     Description

10.1

Second Amended and Restated Credit Agreement, dated as of September 15, 2015 by and among the Company, the Lenders signatory thereto and GE Capital Commercial Inc., as Administrative Agent and Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: September 21, 2015	By:	/s/ Derrek Weaver
Derrek Weaver
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement, dated as of September 15, 2015 by and among the Company, the Lenders signatory thereto and GE Capital Commercial Inc., as Administrative Agent and Collateral Agent